AMENDMENTS TO THE BYLAWS OF
              RAWLINGS SPORTING GOODS COMPANY, INC.

          On October 24, 1996, the Board of Directors of Rawlings
Sporting Goods Company, Inc., a Delaware corporation (the
"Corporation") adopted the following resolutions which amended the Bylaws of the Corporation:

          RESOLVED, that the Bylaws of the Corporation are hereby amended by inserting the following new Section
     2.11 immediately after the present Section 2.10:

               SECTION 2.11.  CONDUCT OF MEETINGS.  The
          date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meetings or any meeting of stockholders as it shall deem appropriate.
          Except to the extent inconsistent with such rules and regulations, the chairman of the meeting of stockholders may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may, to the extent not prohibited by law, include, without limitation, the following: (i) the establishment of an agenda for the meeting;
          (ii) the maintenance of order at the meeting;
          (iii) limitations on attendance at or
          participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other persons as shall be determined by the chairman of the meeting or the Board of Directors; (iv) restrictions on entry to the meeting after a specified time; (v) limitations on the time allotted to questions or comments by participants, and (vi) the matters addressed by Section 3.03(c). Unless otherwise determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

          Unless otherwise determined by
          the Board of Directors, the chairman of the meeting shall be the Chairman of the Board of Directors.


                     *          *          *

       WHEREAS, the Board of Directors of the Corporation desire to amend the Bylaws of the Corporation with respect to the advance notification requirements pertaining to matters brought before an annual meeting of stockholders by the stockholders of the Corporation;
  and

       WHEREAS, the Board of Directors believe that an amendment to the Bylaws of this nature should not become effective until after proper notice thereof is provided to the stockholders of the Corporation, which notice will be provided in the proxy statement for the Annual Meeting of Stockholders to be held on January
  16, 1997,

       NOW, THEREFORE, BE IT RESOLVED, that effective upon the adjournment of the Annual Meeting of Stockholders to be held January 16, 1997, that the Bylaws of the Corporation are hereby amended by (i) deleting the second paragraph of present Section 3.02 in its entirety and (ii) deleting the section heading of present Section 3.02 in its entirety and substituting in lieu thereof the following section heading:


            SECTION 3.02.  NUMBER, QUALIFICATIONS
       AND TERM OF OFFICE.

       FURTHER RESOLVED, that effective upon the adjournment of the Annual Meeting of Stockholders to be held January 16, 1997, the Bylaws of the Corporation are hereby amended by inserting the following new
  Section 3.03 immediately after the present Section 3.02 and by appropriately renumbering the sections currently designated as Sections 3.03 through 3.14:

       SECTION 3.03.  NOMINATION OF DIRECTORS AND
  PRESENTATION OF BUSINESS AT ANNUAL STOCKHOLDER
  MEETINGS.

                 (a)  Nominations of persons for
       election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder who was a stockholder of record at the time of the giving of notice provided for in this Section
       3.03, who is entitled to vote thereon at the meeting and who complied with the notice procedures set forth in this Section 3.03.

                 (b)  For nominations or other
       business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section
       3.03, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 60th day prior to such annual meeting, or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote in the election of directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name and address of such stockholder, as it appears on the Corporation's books, and of the beneficial owner (as such term is defined in 17 C.F.R.
       Section 240.13d-3 ("Rule 13d-3") under the
       Securities Exchange Act of 1934 ("Exchange
       Act")), if any, on whose behalf the
       nomination is made; (iv) the class and number of shares of the Corporation which are owned beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) and of record by the nominating stockholder and each nominee proposed by such stockholder; (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder; (vi) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to 17 C.F.R. Section 240.14a-1 ET SEQ.
       ("Regulation 14A") as then in effect under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vii) the consent of each nominee to serve as a director of the Corporation if so elected. As to any other business that the stockholder proposes to bring before the meeting, a stockholder's notice to the Secretary shall set forth as to each matter: (i) a brief description of the business desired to be brought before the annual meeting; (ii) a representation that such stockholder is a holder of record of stock entitled to vote on the business proposed by such stockholder and intends to appear in person or by proxy at the meeting to present the proposed business to be brought before the meeting; (iii) the name and address of the stockholder proposing such business, as it appears on the Corporation's books, and of the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), if any, on whose behalf the business is proposed; (iv) the class and number of shares of the Corporation which are owned beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) and of record by the stockholder; (v) the reason for conducting such business at the meeting and any material interest of the stockholder or such beneficial owner in such business; and
       (vi) all other information with respect to each such matter as would have been required to be included in a proxy statement filed pursuant to Regulation 14A as then in effect under the Exchange Act had proxies been solicited by the Board of Directors with respect thereto. Notwithstanding anything in this paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                 (c)  Only such persons who are
       nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section
       3.03.  The chairman of the meeting of
       stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 3.03 and, if any proposed nomination or business is not in compliance with this Section 3.03, to declare that such defective nominations or proposal shall be disregarded.

            (d)  For purposes of this Section 3.03,
       "public announcement" shall mean disclosure in a press release reported by the Dow Jones
       News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange
       Act.

            (e)  Notwithstanding the foregoing
          provisions of this Section 3.03, (i) if any class or series of stock has the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, such directors shall be nominated and elected pursuant to the terms of such class or series of stock; and
          (ii) a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
          Section 3.03.  To the extent this Section
          3.03 shall be deemed by the Board of
          Directors or the Securities and Exchange
          Commission, or adjudged by a court of
          competent jurisdiction, to be inconsistent with the rights of shareholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to 17 C.F.R. Section
          240.14a-8 ("Rule 14a-8") under the Exchange
          Act, such rule shall prevail.


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